EXHIBIT 99.1

Official Pillowtex, LLC
(A Limited Liability Company)

Financial Statements

Official Pillowtex, LLC

Financial Statements
Year Ended December 31, 2006

Official Pillowtex, LLC

Contents

Independent auditors’ report	3

Financial statements:
Balance sheet	4
Statement of income and changes in members’ capital	5
Statement of cash flows	6
Notes to financial statements	7-14

Independent Auditors’ Report

Board of Directors
Official Pillowtex, LLC
Columbus, Ohio

We have audited the accompanying balance sheet of Official Pillowtex, LLC (“the Company”) as of December 31, 2006, and the related statements of income and changes in members’ capital and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 2006, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

As discussed in note 10, on October 3, 2007 all of the issued and outstanding limited liability company interests were sold to Iconix Brand Group, Inc.

/s/ BDO Seidman, LLP

November 20, 2007
New York, NY

Official Pillowtex, LLC

Balance Sheet

December 31, 2006
Assets
Current:
Cash and cash equivalents	$8,453,962
Royalty and marketing receivables	989,533
Prepaid expenses	3,000
Total current assets	9,446,495
Trademarks	85,634,046
Other assets	491,402
$95,571,943
Liabilities and Members’ Capital
Current liabilities:
Current portion of note payable	$11,126,349
Deferred income	1,622,750
Accrued expenses	535,470
Total current liabilities	13,284,569
Long-term liabilities:
Noncurrent deferred income	8,800,000
Note payable, net of current	40,873,651
Total long-term liabilities	49,673,651
Total liabilities	62,958,220
Commitments and contingencies
Members’ capital:
Members’ capital	32,432,329
Other comprehensive income	181,394
Total members’ capital	32,613,723
$95,571,943

See accompanying notes to financial statements.

Official Pillowtex, LLC

Statement of Income and Changes in Members’ Capital

Year ended December 31, 2006
Royalty and marketing income	$17,274,348
Costs and expenses:
Amortization expense	41,852
Brand management fees	1,030,064
Marketing expense	369,355
Payroll expense	305,311
Professional fees	123,403
Travel	47,996
Miscellaneous	102,666
Total costs and expenses	2,020,647
Operating income	15,253,701
Other income (expenses):
Interest income	563,839
Other income	23,543
Interest expense	(4,036,610)
Total other expense	(3,449,228)
Income before income tax expense	11,804,473
Income tax expense - local	(175,000)
Income tax expense - foreign	(74,395)
Net income	11,555,078
Other comprehensive income	223,881
Total comprehensive income	$11,778,959

Net income	$11,555,078
Members’ capital, beginning of year	29,693,251
Distributions	(8,816,000)
Members’ capital, end of year	$32,432,329

See accompanying notes to financial statements.

Official Pillowtex, LLC

Statement of Cash Flows

Year ended December 31, 2006
Cash flows from operating activities:
Net income	$11,555,078
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization	118,933
Change in fair value of derivative	223,881
Changes in operating assets and liabilities:
Royalty and marketing receivables	274,256
Prepaid expenses	15,000
Other assets	(223,880)
Accrued expenses	167,263
Deferred income	1,394,188
Net cash provided by operating activities	13,524,719
Cash flows from investing activities:
Capital expenditures	(1,141)
Purchase of trademarks	(192,217)
Net cash used in investing activities	(193,358)
Cash flows from financing activities:
Principal payments on long-term obligations	(7,000,000)
Distributions	(8,816,000)
Net cash used in financing activities	(15,816,000)
Net decrease in cash and cash equivalents	(2,484,639)
Cash and cash equivalents, beginning of year	10,938,601
Cash and cash equivalents, end of year	$8,453,962
Supplemental disclosures of cash flow information:
Cash paid for interest	$3,961,405
Cash paid for income taxes	$79,117

See accompanying notes to financial statements.

Official Pillowtex, LLC

Notes to Financial Statements

1.	Organization and Business Purpose
Official Pillowtex, LLC (the “Company”) is a Delaware limited liability company formed on October 3, 2003, to acquire, manage, license, and market tradenames, trademarks, service marks, and other intellectual property. Pursuant to an Asset Purchase Agreement, dated as of July 29, 2003, as amended and restated on October 2, 2003, the Company acquired the Pillowtex trademarks from Pillowtex Corporation for $85,000,000. The acquisition was financed by Members’ contributions. The principal trademarks acquired include Royal Velvet, Cannon, Fieldcrest, and Charisma.

2.	Summary of Significant Accounting Policies	Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments purchased with an initial maturity of three months or less to be cash equivalents. All cash is principally on deposit with one bank.

The Company has all of its cash in a major financial institution insured up to $100,000 by the Federal Deposit Insurance Corporation (“FDIC”). Although amounts at times may exceed the FDIC limits, the Company has not experienced any losses on this account.

Official Pillowtex, LLC

Notes to Financial Statements

Income Taxes

The Company is a limited partnership for federal income tax purposes. Consequently, the Company is not taxable as an entity under the Internal Revenue Code. Therefore, no provision for federal or state income taxes has been made. Revenues and expenses recognized by the Company for tax reporting purposes are allocated to the individual equity members based on the Operating Agreement (the “Agreement”) between the Company and its members, for inclusion in their individual income tax returns. The Company is subject to local income taxes in the city in which its sales office is domiciled, where applicable. In addition, the Company is also subject to foreign income tax withholding in certain jurisdictions.

The company uses the asset and liability approach of accounting for income taxes and provides deferred income taxes for temporary differences that will result in taxable or deductible amounts in future years based on the reporting of certain costs in different periods for financial statements and income tax purposes. Valuation allowances are recorded when uncertainty regarding their realizability exists.

Members’ Distributions

Since the members are obligated to pay federal and certain state income taxes on their share of Company earnings, the Company expects to make distributions in amounts sufficient to meet the members’ tax obligations. Distributions are made in proportion to the members’ capital accounts.

Allocations of Income or Loss
Income or loss is allocated to the members based upon their proportionate ownership interest as set forth in the Agreement.

Official Pillowtex, LLC

Notes to Financial Statements

Revenue Recognition

The Company has entered into various trade name license agreements that provide revenues based on minimum royalties and additional revenues based on a percentage of defined sales. Minimum royalty revenue is recognized on a straight-line basis over each period, as defined, in each license agreement. Royalties exceeding the defined minimum amounts are recognized as income during the period corresponding to the licensee’s sales.

Allowances for chargebacks, returns and other charges are recorded at the sales date based on customer specific projections as well as historical rates of such allowances.

Concentrations of Credit Risk

Financial instruments, that potentially subject the Company to concentrations of credit risk, consist principally of royalty accounts receivable. Exposure to credit losses is monitored by the Company, and allowances for anticipated losses are maintained when appropriate.

Deferred Income

Deferred income consists of royalty revenues and contractual marketing payments received in advance.

Each quarter, most licensees remit advanced marketing payments to the Company. These payments are calculated as a percentage of sales as determined by the licensing agreement and are used by the Company to promote the Pillowtex trademarks through advertising. Advanced marketing payments received are deferred and recorded as a component of royalty and marketing income as related marketing expenses are incurred.

Official Pillowtex, LLC

Notes to Financial Statements

Trademarks

Trademarks consists of the original purchase price of the trademarks. Costs incurred to register the trademarks in new territories, and legal and other expenses incurred to protect the trademarks are capitalized. In accordance with the Financial Accounting Standards Board's (“FASB”) Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets” (“SFAS No. 142”), the Company has determined that the trademarks have indefinite lives and thus does not amortize the trademarks. The trademarks are assessed for impairment at least annually, or when events indicate that impairment may exist. During 2006, the Company performed the SFAS No. 142 impairment tests and determined that no impairment of the trademark intangible assets existed. Capitalized trademark expenses at December 31, 2006 were $634,046.

Deferred Financing Costs

The Company incurred costs (primarily professional fees and placement agent fees) in connection with financing that occurred during 2005. These costs have been deferred and are being amortized over the life of the debt (5 years). At December 31, 2006, deferred financing costs amounted to $308,535, net of amortization of $94,392, and are included in other assets.

Brand Management Fees

The Company has an agreement with a third party vendor who procures licensees and develops, operates and administers licensing programs for the products bearing certain trademarks. The fee for such service is 15% of the royalty income collected from these licensees. The agreement expires at the same time as the related license agreements.

Marketing

Certain of the Company's licensees fund their own advertising programs. For the other licensees, the Company collects advanced marketing payments. These payments are recorded as revenue in Royalty and Marketing Revenue and expense in Costs and Expenses once the advertisement is run.

Official Pillowtex, LLC

Notes to Financial Statements

Recent Financial Accounting Standards

In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”), which provides enhanced guidance for using fair value to measure assets and liabilities. SFAS No. 157 requires expanded information about the extent to which companies measure assets and liabilities at fair value, the information used to measure fair value, and the effect of fair value measurements on earnings. The standard applies whenever other standards require (or permit) assets or liabilities to be measured at fair value. The standard does not expand the use of fair value in any new circumstances. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company does not believe that the adoption of SFAS No. 157 will have a material impact on its financial statements.

In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities” (“SFAS No. 159”), which provides companies with an option to report selected financial assets and liabilities at fair value. The standard’s objective is to reduce both complexity in accounting for financial instruments and the volatility in earnings caused by measuring related assets and liabilities differently. SFAS No. 159 also establishes presentation and disclosure requirements designed to facilitate comparisons between companies that choose different measurement attributes for similar types of assets and liabilities. SFAS No. 159 is effective as of the beginning of an entity’s first fiscal year beginning after November 15, 2007. With certain limitations, early adoption is permitted. The Company is evaluating whether to adopt this new statement.

Official Pillowtex, LLC

Notes to Financial Statements

In June 2006, the FASB ratified the Emerging Issues Task Force (“EITF”) position EITF 06-3, “How Taxes Collected from Customers and Remitted to Governmental Authorities Should Be Presented in the Income Statement (That Is, Gross versus Net Presentation)” (“EITF No. 06-3”), that addresses disclosure requirements for taxes assessed by a governmental authority that is both imposed on and concurrent with a specific revenue-producing transaction between a seller and a customer, and may include, but is not limited to, sales, use, value-added, and some excise taxes. EITF No. 06-3 requires disclosure of the method of accounting for the applicable assessed taxes, and the amount of assessed taxes that are included in revenues if they are accounted for under the gross method. The provisions of EITF No. 06-3 are effective for interim and annual reporting periods beginning after December 15, 2006, with earlier application permitted. Taxes are withheld by licensees on income earned in foreign countries but reported on a gross basis. The Company will apply the provisions of this statement beginning with the fiscal year ending December 31, 2007.

3.	Major Customers
The Company had two significant licensees in 2006, which accounted for approximately 49% and 26% of royalty and marketing income. The total royalty and marketing receivables for these two licensees as of December 31, 2006 were $206,176.

At December 31, 2006, royalty and marketing receivables includes $500,000 due from a single licensee.

4.	Notes Payable
In 2005, the Company signed a $60,000,000 note payable with a bank, bearing interest at LIBOR plus 2% (total of 7.367% at December 31, 2006), collateralized by the assets of the Company, due in quarterly payments through December 31, 2010. The agreement requires the Company to maintain certain financial and nonfinancial covenants. The Company was in compliance with all such covenants at December 31, 2006.

Future principal payments under the agreement are as follows:

2007	$11,126,349
2008	12,500,000
2009	13,000,000
2010	15,373,651
Total	$52,000,000

Official Pillowtex, LLC

Notes to Financial Statements

The Company has a $40,000,000 interest rate protection agreement, as required by the agreement described above, to manage its exposure to the variability of cash flows related to the interest rate changes on borrowing costs. The protection agreement amortizes over the life of the contract (remaining notional balance of $34,666,667 on December 31, 2006). The Company pays the bank a quarterly fixed rate of 4.795% and receives a quarterly variable rate payment based on the LIBOR rate. The Company does not require collateral for its interest rate protection agreement. The agreement is designated as a cash flow hedge. Hedging effectiveness is assessed periodically. The effective portion of the periodic gains and losses of the contract is deferred in other comprehensive income (loss). The derivative had a value of $181,394 at December 31, 2006, which is included in other assets.

Management has applied hedge accounting under SFAS 133 “Accounting for Derivative Instruments and Hedging Transactions” to this instrument. On a quarterly basis, the value of the derivative is adjusted to reflect its fair current value.

The carrying amount of the Company’s note payable approximated its fair value at December 31, 2006. The fair value is estimated based on current interest rates or market values of similar agreements.

On October 3, 2007, the entire balance of the note was repaid with the proceeds received from the sale discussed in note 10. At this date, the interest rate protection agreement was also terminated.

5.	Members’ Capital
Members of the Company have contributed to the capital of the Company commensurate with their respective equity interest. Members are entitled to vote upon all matters which require the vote of members and have a voting interest as defined in the Agreement. The members are restricted, except as specifically set forth in the Agreement, to certain transactions that would affect the capital of the Company.

Official Pillowtex, LLC

Notes to Financial Statements

Pursuant to the Agreement, each member’s liability is limited to those liabilities attributable to such member’s gross negligence, fraudulent conduct, willful misconduct, bad faith, or to a continuing material breach of the Agreement. In addition, members are not liable for the debts, obligations, or liabilities of the other members.

6.	Comprehensive income	Comprehensive income totaled $11,778,959 and consists of net income of $11,555,078 and the change in fair value of the interest rate swap of $223,881, as discussed in note 4.

7.	Commitments
The Company enters into licensing contracts with customers to design, manufacture, promote, sell, and distribute licensed products. The duration of the contracts is generally between three and four years.

8.	Contingencies
The Company has ongoing litigation, which has arisen in the normal course of business. Management believes this litigation will not have a material adverse effect on the results of operations, cash flows, or financial condition of the Company.

Certain license agreements give the licensee the option to purchase the rights in the relevant trademark for a specific time period and a right of refusal with respect to a proposed sale of the trademark.

9.	Geographic Segments
Certain of the Company’s license agreements cover multiple countries, including Canada, however the licensees do not report royalties by country. Therefore, the Company is not able to report revenue by geographic region. At the time of acquisition (see note 10), the Company did not allocate the value of the trademark to territories outside of the United States (“US”) and therefore the full $85,000,000 was allocated to the US trademark. The ongoing registration of the trademark in territories outside of the US is not material and therefore, long lived assets are not reported by geographical region.

10.	Subsequent Event
On October 3, 2007 (the “Closing Date”), Iconix Brand Group, Inc., a Delaware corporation (“Iconix”), completed its acquisition of all of the issued and outstanding limited liability company interests (the “Company Interests”) of the Company from the owners of such Company Interests pursuant to a purchase and sale agreement (the “Purchase Agreement”) dated September 6, 2007 by and among Iconix, the Company and the Company’s members